NationsBank Corporation                                               Exhibit 2
NationsBank Corporation Center
Charlotte, NC 28255

[NationsBank logo appears here]

                                     CONFIDENTIAL


          November 15, 1994



          Delcor, Inc.
          1110 East Morehead Street
          Charlotte, NC   28204

          Attention:   Mr. W. D. Cornwell, Jr.
                    President

          Gentlemen:

          NationsBank of North Carolina, N.A., and NationsBank Corporation or an affiliate thereof (collectively, "NationsBank") are pleased to confirm to Delcor, Inc. ("Delcor"), their commitment to provide to Newco or its successor pursuant to the Merger described herein (the "Company"), a company to be formed by Delcor, on the terms, for the purposes and subject to the conditions set forth below and in the summary of certain terms
          attached hereto (the "Term Sheets") the following:   (i) senior
          debt facilities (the "Senior Debt Facilities") in an aggregate amount of up to $187,500,000, (ii) a subscription to purchase Cumulative Redeemable Payment-In-Kind Preferred Stock (the "Preferred Stock") in an aggregate amount of $100,000,000 and related detachable warrants (the "Warrants") and (iii) the purchase of 784,999 shares of Non-Voting Common Stock of the Company for a cash purchase price per share equal to the Merger Price (as defined below), (the "Common Equity") of a company which has been described to us under a code name "Canoe" in connection with the Company's acquisition of Canoe. As NationsBank understands the proposed transaction (the "Transaction"), Delcor will organize the Company, a single purpose, wholly owned subsidiary that will enter into a merger agreement (the "Merger Agreement") with Canoe, pursuant to which the Company will merge with Canoe (the "Merger"), with Canoe being the surviving corporation. In the Merger, each of the issued and outstanding shares of Canoe's common stock, par value $.01 per share, excluding any treasury shares, Common Equity shares or other contributed shares, will be converted into the right to receive an aggregate amount in cash consideration per share not to exceed the amount discussed between NationsBank and the Company (the "Merger Price"). The Senior Debt Facilities, the Preferred Stock and the Common Equity (collectively, the "NationsBank Financing") are being provided to enable the Company to (i) complete the Merger, (ii) provide for the ongoing working capital and capital spending needs of the Company, and (iii) pay certain fees and expenses related to the Merger. If the Transaction is structured as a merger of a wholly owned subsidiary of the Company into Canoe, this commitment letter and the Term Sheets shall be modified to reflect the revised structure.

          Delcor, Inc.
          November 15, 1994
          Page 2
          _________________________



          NationsBank's commitment is to provide 50% of $375,000,000 of Senior Debt Facilities that will be co-agented by NationsBank and First Union National Bank of North Carolina, or an affiliate thereof (collectively, "First Union"). First Union will also
          (i) purchase $100,000,000 of Preferred Stock and Warrants and
          (ii) contribute 784,999 shares of common stock of Canoe in exchange for 784,999 shares of Non-Voting Common Stock of the Company.

          Our commitment to provide the NationsBank Financing will be funded upon the effectiveness of the Merger and is subject to the conditions set forth herein and in the attached Term Sheets, including the right to assign or transfer all or part of this commitment for the NationsBank Financing to any of our affiliated corporations or banks and to any third parties.

          Our commitment to provide the NationsBank Financing will terminate (i) on July 31, 1995 if the Merger shall not have closed on or prior to such date, or (ii) at any time prior to the Merger and the funding of the NationsBank Financing if (a) there shall have been any material adverse change in the business, assets, financial condition or results of operations of Canoe and its subsidiaries, taken as a whole, or (b) there shall exist any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Canoe and its subsidiaries, taken as a whole, in either case, since September 30, 1994, except as disclosed in documents filed prior to the date hereof with the Securities and Exchange Commission.

          The business and financial terms set forth in the attached Term Sheets have been established as a result of a review of Canoe's publicly available information (including public filings with the Securities and Exchange Commission). NationsBank believes that the closing conditions and other terms contained in the attached Term Sheets are customary for comparable financings.

          You agree that this Commitment Letter is for your confidential use only and will not be disclosed by you to any person other than your accountants, attorneys and other advisors and the Company and Canoe and such of their respective officers, directors, agents, accountants, attorneys and other advisors as need to be provided therewith, and only then in connection with the Transaction and on a confidential basis, except that you may make public disclosure of the existence and amount of NationsBank's commitment and undertaking hereunder, you may file a copy of the Commitment Letter in any public record in which it is required by law to be filed, and you may make such other public disclosure of the terms and conditions hereof as you are required by law, in the reasonable opinion of your counsel, to make.

          Delcor agrees to indemnify each of NationsBank and its affiliates and their respective directors, officers, employees, agents and controlling persons (each, an "Indemnified Party") from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject related to or arising out of the Transaction and will reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or

          Delcor, Inc.
          November 15, 1994
          Page 3
          _________________________


          defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party hereunder shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final judgment that such loss, claim, damage or liability resulted from such Indemnified Party's willful malfeasance, gross negligence or bad faith. In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then Delcor will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of Delcor and such Indemnified Party in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

          If any action, proceeding, or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify Delcor with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify Delcor shall not relieve Delcor from its obligations hereunder except to the extent Delcor is prejudiced thereby. Delcor shall be entitled to assume the defense of any such action, proceeding, or investigation, including the employment of counsel and the payment of all fees and expenses. The Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding, or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party, unless (a) Delcor has failed to assume the defense and employ counsel as provided herein, (b) Delcor has agreed in writing to pay such fees and expenses of separate counsel, or (c) an action, proceeding, or investigation has been commenced against the Indemnified Party and Delcor and representation of both Delcor and the Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties (in the case of NationsBank, the existence of any such actual or potential conflict of interest to be determined by NationsBank, taking into account, among other things, any relevant regulatory concerns). In the case of any circumstance described in clauses (a), (b), or
          (c) of the immediately preceding sentence, Delcor shall be responsible for the reasonable fees and expenses of such separate counsel; provided, however, that Delcor shall not in any event be required to pay the fees and expenses of more than one separate counsel for all Indemnified Parties. Delcor shall be liable only for settlement of any claim against an Indemnified Party made with Delcor's written consent.

          Delcor agrees to pay to us the fees for the Senior Debt Facilities outlined in the fee letter and supplemental fee letter, each dated the date hereof (the "Fee Letters"). Delcor also agrees to reimburse us for all of our out-of-pocket expenses (including the reasonable fees and disbursements of our counsel) in connection with the Merger and the NationsBank Financing, described herein.

          The provisions of the three immediately preceding paragraphs shall survive any termination of this letter.

          Delcor, Inc.
          November 15, 1994
          Page 4
          _________________________



          Delcor acknowledges that NationsBank has advised Delcor that the services to be provided hereunder and the amount of fees and the obligation to reimburse expenses are in no way conditioned upon Delcor's obtaining from NationsBank or any affiliate of NationsBank any other service or any loan or other financial product.

          If you are in agreement with the foregoing, please sign and return the enclosed copy of this letter and the Fee Letters to NationsBank no later than 5:00 p.m. Eastern Standard Time, on or before November 15, 1994. This commitment shall terminate at such time unless a signed copy of this letter and the Fee Letters have been delivered to us.

          Very Truly Yours,

          NATIONSBANK CORPORATION


          By:   /s/ Edward J. Brown, III
                Edward J. Brown, III
                President, Corporate Bank


          NATIONSBANK OF NORTH CAROLINA, N.A.


          By:   /s/ Edward J. Brown, III
                Edward J. Brown, III
                President, Corporate Bank


          Agreed to and accepted this
          15th day of November, 1994



          DELCOR, INC.



          By:     /s/ W. D. Cornwell, Jr.
                  W. D. Cornwell, Jr.
                  President

                                                                   Confidential
                                                              November 15, 1994



                                             PROJECT CANOE

                                       Summary of Certain Terms


                                        Senior Debt Facilities

                 Borrower:                             Newco and, following the Merger, Canoe (the "Company").

                 Facilities:                           Will  include a six year  Revolving Credit Facility (the "Revolver") and a  six year  Term Loan  (the  "Term Loan")  (together, the  "Senior Debt
                                                       Facilities").

                 Amount:                               Revolver:    Up to $75,000,000
                                                       Term Loan:   $300,000,000

                                                       The aggregate amount  available under the Revolver will  be based on the lesser of  $75,000,000 or  the aggregate of  certain percentages of  the
                                                       Company's  eligible  accounts  receivable  and  eligible  inventory  (as defined in  the Company's existing senior  credit agreement), subject to reasonable reserves.

                 Maturity Dates:                       The later of June 30, 2001 or six years from the Closing Date.

                 Agents:                               NationsBank of  North  Carolina, N.A.  ("NationsBank") and  First  Union
                                                       National  Bank  of North  Carolina  ("First  Union") (collectively,  the
                                                       "Agents").

                 Administrative Agent:                 NationsBank


                 Lenders:                              NationsBank   and  First   Union,  and   a  group  of   other  financial
                                                       institutions reasonably  acceptable to the  Agents and  the Company (the
                                                       "Lenders").

                 Use of Proceeds:                      To  consummate the  Merger described  in the  Commitment Letter,  to pay certain fees and expenses related to the  Merger and to provide for  the
                                                       Company's ongoing working capital and capital spending requirements.

                 Interest Rates:                       The interest rates on the Senior Debt  Facilities will be a function  of the  Company's  Total  Funded  Debt to  Operating  Cash  Flow ("Leverage
                                                       Ratio")  as  determined quarterly  on  a



                                                       rolling  four  quarters  basis.   Operating  Cash  Flow  will  equal the
                                                       Company's    earnings   before   interest,   taxes,   depreciation   and
                                                       amortization   ("EBITDA").    The  Company  will   have  the  option  of
                                                       borrowing at a spread  over the   Base Rate  (defined as  the higher  of
                                                       the   Administrative  Agent's   Prime  Rate,  the  Three  Month  CD Rate
                                                       plus  .50%,  and the Federal   Funds  Rate plus .50%)   or the  Adjusted
                                                       London  Interbank Offered Rate ("LIBOR").   The applicable rates will be
                                                       based on the following table


                                                                                     Revolver                   Term Loan

                                                                             Spread Over Spread Over    Spread Over Spread Over
                                                               Leverage         Base        LIBOR          Base        LIBOR
                                                                 Ratio

                                                          >  2.0x               1.25%       2.75%          1.50%       3.00%
                                                            1.50x - 1.99x       0.75%       2.25%          1.00%       2.50%

                                                            1.00x - 1.49x       0.25%       1.75%          0.50%       2.00%

                                                             0.50x - .99x       0.00%       1.25%          0.00%       1.50%

                                                          <  .50x               0.00%       1.00%          0.00%       1.00%




                                                       The interest rates  on the Senior Debt  Facilities will increase by  two
                                                       (2) percentage  points  per annum  upon the  occurrence and  during  the continuance of any payment default under the Loan Agreement.

                                                       The  Loan  Agreement  shall  include  the  Agents'  standard  protective
                                                       provisions  for  such  matters  as  increased  costs,  funding   losses,
                                                       illegality and withholding taxes.

                 Interest Payments:                    At the end of each  applicable Interest Period or quarterly, if earlier, calculated  on an  actual 360  day basis  for both  Base Rate  and LIBOR
                                                       Loans.

                 Interest Periods:                     LIBOR interest period:  30, 60, or 90 days, subject to availability.

                 Interest Rate Protection:             Within  90  days   following  the  closing,  the   Company  must  obtain
                                                       reasonably acceptable  interest  rate protection  through interest  rate swaps, caps or other instruments reasonably satisfactory to the  Agents, against increases  in interest rates for  a minimum of  50% of the  Term
                                                       Loan or such lesser amount as  the Agents may agree, for a  period of at
                                                       least  three years.   In  the event  the  Company obtains  Interest Rate
                                                       Protection from  any Lender, then such  Lender may secure  the Company's obligations there under on a pari-passu basis with the Senior Debt
                                                       Facilities.

                                                         -2-

                                                                   Confidential
                                                              November 15, 1994


                 Facility Fees:                        1/2  of  1%  per annum,  on  the  unutilized  portion  of  the  Revolver commitment, payable quarterly in arrears.

                 Security:                             A perfected first priority security interest in  all of the  post-Merger
                                                       Company's  assets,  including  the  pledge  of  the  stock  of  all  the
                                                       Company's subsidiaries.

                 Mandatory Payments:                   Revolver:    Payable in full at maturity.
                                                            Term Loan:       Payable  quarterly beginning September  30, 1995 in
                                                                             the following amounts:


                                                             Fiscal year                          Number
                                                                Ended           Quarterly           of             Annual
                                                                Dec. 31       Amortization       Payments       Amortization
                                                                 1995            $10,000,000        2              $20,000,000
                                                                 1996             10,000,000        4               40,000,000
                                                                 1997             10,000,000        4               40,000,000
                                                                 1998             12,500,000        4               50,000,000
                                                                 1999             15,000,000        4               60,000,000
                                                                 2000             15,000,000        4               60,000,000
                                                                 2001             15,000,000        2               30,000,000
                                                                                                                  $300,000,000



                                                       The principal  amount of  the Term  Loan shall  be repaid  in  quarterly installments beginning on September 30, 1995 and ending June 30, 2001.

                                                       In addition to the required  amortization, the Company will  be required to make  repayments on  the Term Loan  on an annual  basis in  an amount equal to  75% of the Company's  Excess Cash Flow (defined  as net income
                                                       plus  depreciation,   amortization  and  all  other   non-cash  charges,
                                                       adjusted  for changes  in working  capital, minus  capital expenditures, principal payments  and permitted dividends) for  such period, beginning with the period ending December 31, 1995.

                                                       The Company  will be  required to  make prepayments  with the  net  cash proceeds in excess  of $5,000,000 from the sale  of any of the Company's assets  outside the normal course of business.  In addition, the Company will be required to  prepay the Senior  Debt Facilities upon any  change of control which  results in Delcor, Inc. or  its affiliates owning less than  51% of the voting


                                                 -3-




                                                       Common  Stock of the Company.   The Company will also be required to make
                                                       prepayments in  an amount  equal to  the net  proceeds of any  additional issuance of equity.

                                                       Mandatory Prepayments shall be applied in inverse order of maturity.

                 Voluntary Prepayments:                The Company may reduce the amount outstanding under  the Revolver at any
                                                       time and  thereafter reborrow.   In addition,  the Company  may, at  its
                                                       option,  upon five  business  days' notice  to  the  Agents, permanently reduce  the unutilized  portion of  the Revolver  in part  (in principal amounts  of at  least $1,000,000  or, if  greater, an  integral multiple thereof) or in whole.

                                                       The Company may, at its option, upon  five business days' notice to  the
                                                       Agents, prepay the  Term Loan in part (in  principal amounts of at least
                                                       $1,000,000 or, if greater,  an integral multiple  thereof) or in  whole, without premium or penalty,  with interest accrued  through the date  of
                                                       prepayment.   Any voluntary prepayments above  and beyond those required under the  Excess Cash  Flow provision shall  be applied  in the  manner
                                                       designated by  the Company.   All other prepayments shall  be applied in
                                                       inverse order of maturity.

                 Conditions Precedent
                 to Closing:                           The  funding  of  the  Senior   Debt  Facilities  will  be   subject  to
                                                       satisfaction of  customary conditions  precedent for  similar financings and for  this transaction  in particular, including  but not limited  to each of the following:

                                                             (i)  All  documentation  relating  to  the  Senior  Debt Facilities shall have  been completed  and  reviewed to  the Agents'  and
                                                                  their  counsels'  satisfaction  (including  with   respect  to
                                                                  bankruptcy, environmental and asbestos matters);

                                                            (ii)  The  Company and  Canoe shall  have entered  into a definitive
                                                                  merger   agreement   (the   "Merger   Agreement"),  on   terms
                                                                  acceptable  to the  Agents in  their sole  discretion  and the
                                                                  Merger    contemplated    thereby    shall    be   consummated
                                                                  simultaneously   with   the  funding   of   the   Senior  Debt
                                                                  Facilities;

                                                             -4-



                                                           (iii)  The Agents shall have determined to their satisfaction  and in their  sole discretion that  the possible  financial impact on
                                                                  Canoe of the  administration of the  NGC Settlement Trust, and
                                                                  Canoe's  actual  or  potential  liabilities  with  respect  to property  damage and bodily  injury asbestos  claims, will not have  a material adverse  effect on  the prospective business, assets, financial condition  or results of operations of Canoe and its subsidiaries, taken as a whole;

                                                            (iv)  The Agents  shall have  received an  environmental survey  (or audit  if  so  requested)  prepared  by  the  Company  (or  an
                                                                  environmental  assessment  firm  acceptable  to   the  Agents)
                                                                  addressing   the  Company's  compliance  with,  and  liability
                                                                  under, all related environmental laws, rules  and regulations, and the  Agents shall  have determined  to their  satisfaction and  in their  sole  discretion  that the  possible  financial impact  on Canoe  of  environmental  matters will  not  have a material  adverse effect on  the prospective business, assets, financial condition or results of operations of Canoe  and its subsidiaries, taken as a whole;

                                                             (v)  The Company shall  have received commitments  for $187,500,000 of Senior  Debt Facilities from First Union on  the same terms and conditions as outlined herein;

                                                            (vi)  The Company shall have  received a minimum  of $300,000,000 in cash  proceeds  from  the  issuance of  Cumulative  Redeemable
                                                                  Payment-In-Kind  Preferred Stock  and  Warrants on  terms  and conditions reasonably acceptable to the Agents;

                                                           (vii)  The Company shall have  received $50,000,000 in  cash proceeds from the issuance of  voting Common Stock to  Delcor, Inc.  on terms and conditions reasonably acceptable to the Agents;

                                                          (viii)  The  Company  shall  have  received  cash  proceeds  from  the issuance  of Non-Voting  Common  Stock  to NationsBank  in  an
                                                                  amount equal to the  Merger Price

                                                 -5-

                                                                   Confidential
                                                              November 15, 1994



                                                                  multiplied by 784,999 shares
                                                                  on terms and conditions reasonably acceptable to the Agents;

                                                            (ix)  The  Company shall have received a minimum of 3,872,235 shares of Canoe Common Stock from Delcor, Inc.  and 784,999 shares of
                                                                  Canoe  Common Stock from  First Union  as "contributed" equity to Newco;

                                                             (x)  All  governmental,  regulatory, shareholder  and  third  party consents  and  approvals,  if  any,  necessary  to effect  the
                                                                  Merger  and related  financing  shall  have been  obtained and remain in effect;

                                                            (xi)  No  material  adverse   change  shall  have  occurred  in  the
                                                                  business,   assets,   financial  condition   or   results   of
                                                                  operations of  Canoe and its subsidiaries,  taken as a  whole, and  there  shall  exist  no  condition,  event or  occurrence which, individually or in  the aggregate, could  reasonably be expected to  have a material  adverse effect  on the business, assets, financial condition  or results of operations of Canoe and its  subsidiaries, taken as a  whole, since September  30,
                                                                  1994, except  as  disclosed in  documents filed  prior to  the date hereof with the Securities and Exchange Commission;

                                                           (xii)  All of  the Company's  existing senior  indebtedness shall  be repaid in full at closing;

                                                          (xiii)  There  shall   not   be  any   material  pending   litigation,
                                                                  injunction, order  or claim with respect to the  Merger or the
                                                                  NationsBank Financing;

                                                           (xiv)  The final order of the bankruptcy court  entered in March 1993 in  connection with  Canoe's  emergence  from its  Chapter  11 reorganization  shall remain in  full force  and effect; Canoe
                                                                  shall  be   in  compliance   with  each   of  its   continuing
                                                                  obligations  specified therein;  and no  proceedings shall  be pending  or threatened  that  in  any manner  challenges  such final bankruptcy court order;

                                                 -6-



                                                                   Confidential
                                                              November 15, 1994


                                                            (xv)  If requested,  the Agents  shall have  received appraisals  in satisfactory form  on certain  of the  Company's fixed  assets prepared  by an independent  valuation firm  acceptable to the
                                                                  Agents; and

                                                           (xvi)  The  Agents   shall  have   received  such  other   documents,
                                                                  opinions, certificates and agreements  in connection with  the
                                                                  Merger  and the  Senior  Debt  Facilities,  all  in  form  and substance satisfactory to  the Agents as they shall reasonably request.

                 Representations
                 and Warranties:                       The  Loan   Agreement  will   include  representations   and  warranties
                                                       customarily found  in the Agents' loan agreements for similar financings and  any additional  representations and  warranties appropriate  in the context of the proposed  Merger (including with  respect to  bankruptcy, environmental and asbestos matters).

                 Covenants:                            The  Loan Agreement  will  include covenants  customarily  found  in the
                                                       Agents'  loan agreements  for  similar  financings  and  any  additional
                                                       covenants  appropriate in  the  context of  the  proposed Merger.   Such
                                                       covenants shall in any event include:

                                                            (1)   Limitations on Liens;

                                                            (2)   Limitations  on  Cash  Dividends,   Distributions  and   Stock
                                                                  Repurchases;

                                                            (3)   Limitations on Additional Indebtedness;

                                                            (4)   Limitations on Transactions with Shareholders and Affiliates;

                                                            (5)   Limitations  on Capital  Expenditures and  Cash  Acquisitions;
                                                                  and

                                                            (6)   Certain other  covenants, including financial covenants  (such as  fixed charge and  interest coverage  ratio tests, leverage tests,  and minimum  current  ratio  tests) acceptable  to the
                                                                  Agents.

                 Permitted Dividends:                  So  long as  no Event  of Default  has occurred  and is  continuing, the
                                                       Company will be permitted  to pay cash dividends on  the

                                                 -7-


                                                                   Confidential
                                                              November 15, 1994


                                                       Preferred  Stock  and  Common  Stock  in amounts  of up to  75%  of  the
                                                       Company's net income calculated prior  to giving effect to  the dividend
                                                       for such period (the "Permitted  Dividends")  after   such  time  as (i)
                                                       the  Senior Debt Facilities  have  been  paid   down  below $200,000,000
                                                       and  (ii) the Company's  ratio  of Total  Funded  Debt to Operating Cash
                                                       Flow  on a trailing four  quarters basis  is less than  1.0x.  Permitted
                                                       Dividends may be paid on a  quarterly basis no sooner than 15 days after receipt by the Lenders of  the Company's  quarterly financial statements
                                                       confirming compliance  with the above conditions.   Cash dividends shall
                                                       not be  permitted if  after giving effect  to such payment,  the Company would be in  default of  the Senior  Debt Facilities  or the  conditions outlined above.

                 Events of Default:                    Those customarily  found in  the  Agents' loan  agreements  for  similar financings  and  any additional  events of  default  appropriate in  the context of the proposed Merger.

                 Syndication:                          Following  the signing  of  a definitive  Merger  Agreement  between the
                                                       Company  and Canoe, the Company shall use its best efforts to assist the
                                                       Agents  in  syndicating  the  Senior  Debt  Facilities.     The  initial
                                                       syndication  shall be  a  coordinated  process under  which both  Agents shall reduce their commitments  on a pro-rata  basis until such time  as they reach their  desired hold level or mutually  agree to terminate the joint syndication process.

                 Assignments
                 and Participation:                    After completion  of  the initial  syndication process,  any Lender  may participate  or assign  its interest  in the  Senior Debt  Facilities in minimum amounts of  at least $5,000,000 subject  to the approval  of the
                                                       Company  and the Agents, which  shall not be unreasonably  withheld.  In addition,  at  any time,  any Lender  may  transfer all  or part  of its commitment under the Senior Debt Facilities to an affiliate.

                 Miscellaneous:                        (1)          North Carolina state law to govern;

                                                       (2)          All terms and conditions contained in  the Agreements to  be reasonably satisfactory to the Agents and to their counsel.
                                                                    The  Company shall reimburse the Agents  for all reasonable out-of  pocket expenses including, but not  limited to, the reasonable  fees  and  disbursements  of  their  counsel

                                                 -8-

                                                                   Confidential
                                                              November 15, 1994





                                                                    in connection  with  the  preparation  and  execution of the
                                                                    Agreements and  the  reasonable fees  and expenses  of  any third party  consultants retained to assist  the Agents  in analyzing any environmental  or asbestos related  issues, in
                                                                    each   case  whether   or   not  the   transactions   herein
                                                                    contemplated  shall  be  consummated   or  the  Senior  Debt
                                                                    Facilities shall be executed or closed;

                                                       (3)          Usual provisions regarding survival  of Agreements,  waiver
                                                                    and  delay,   extensions  of  maturity,  modifications   of
                                                                    agreements,  severability,  counterparts  and  enforcements, headings, definition of accounting terms in accordance with
                                                                    GAAP, waiver of jury trial; and

                                                       (4)          The Loan Agreement  shall contain  voting requirements  that shall  allow 66 2/3%  in principal amount to approve certain waivers, modifications and  amendments subject to customary unanimity requirements.


                                                                       -9-






                                                                  Confidential
                                                             November 15, 1994


                     Cumulative Pay-In-Kind (PIK) Preferred Stock



          Issuer:                  Newco and,  following the Merger,  Canoe (the
                                  "Company").

          Facility:                Cumulative   Redeemable   Pay-In-Kind   (PIK)
                                   Preferred Stock (the "Preferred Stock").

          Amount:                  $100,000,000 (the "Purchase Price").

          Shares Issued:           100,000.

          Price Per Share:         $1,000 (the "Purchase Price Per Share").

          Purchaser:               NationsBank Corporation  or an affiliate
                                   thereof ("NationsBank").

          Use of Proceeds:         To  facilitate the  consummation  of the
                                   Merger  as described  in  the Commitment
                                   Letter.

          Redemption Date:         8 years from closing.

          Dividend Rate:           10.0%

          Dividend Payments:       Semi-annual; to  be paid  in cash  or in-kind
                                   for the first  three years at  the option  of
                                   the  Company; thereafter,  dividends  will be
                                   payable in cash, subject to the terms of  the
                                   Senior Debt Facilities.

          Call Protection:         None.

          Warrants:                The Preferred  Stock  will  carry  detachable
                                   warrants  exercisable into  Non-Voting Common
                                   Stock  of   the  Company,  which   represents
                                   5.1337%  of  all  Common  Stock on  a  fully-
                                   diluted basis.

          Conditions
          Precedent:               The purchase of the Preferred Stock will
                                   be  subject   to  the  execution   of  a
                                   satisfactory Preferred Stock and Warrant
                                   Purchase  Agreement,  and any  necessary
                                   related  documents;   as  well  as   the
                                   satisfaction of  conditions precedent as
                                   outlined  in the Senior Debt Facilities,
                                   which   are   hereby   incorporated   by
                                   reference,  and   any  other  conditions
                                   deemed  appropriate by the Purchaser for
                                   similar   financings    and   for   this
                                   transaction in particular.


                                         -10-

                                                                  Confidential
                                                             November 15, 1994


          Protective
          Provisions:              The Company  shall  not,  without  first
                                   obtaining consent  or  approval  of  the
                                   holders  of at  least two-thirds  of the
                                   Preferred   Stock,   do   any   of   the
                                   following:

                              (i) Create any senior stock having preference or priority over the Preferred Stock as to dividends or upon redemption, liquidation, winding up or dissolution;

                              (ii) Adversely    amend    or    alter    any
                                   preferences, rights or powers of the Preferred Stock;

                              (iii) Pay other than Permitted Dividends,
                                    provided,  however,  that once  all
                                    dividends have  been  paid  on  the
                                    Preferred Stock  in  cash  and  the
                                    Company  has redeemed all prior in-
                                    kind dividends, the Company may pay
                                    cash  dividends on the Common Stock
                                    in an  annual amount not  to exceed
                                    (i)  2.5%  multiplied  by  (ii)  an
                                    amount  equal  to  (x)  the  Merger
                                    Price Per  Share multiplied by  (y)
                                    the total Shares of voting and Non-
                                    Voting  Common  Stock  outstanding
                                    and

                              (iv) Except as  contemplated  by  the  Merger
                                   Agreement,  redeem   or  repurchase  any
                                   junior stock, warrants or other parity stock.

          Certain Events:          The following shall constitute an Event:

                              (i) Failure to declare and pay semi-annual dividends on the Preferred Stock in full;

                              (ii) Failure to redeem or pay  the Redemption
                                   Price in full when required;


                              (iii)     Certain   events   of   bankruptcy,
                                        receivership       or       similar
                                        proceedings; and

                              (iv) Failure   to   observe  any   Protective
                                   Provisions.

          Rights Upon
          an Event:           Upon and during the continuance of an  Event,
                              the Purchaser may elect one representative to the Board of Directors of the Company.

                                                                  Confidential
                                                             November 15, 1994

          Change in Control/
          Sale of Assets:          In  the event there  occurs a  Change of
                                   Control   (an  event  which  results  in
                                   Delcor,  Inc. or  its  affiliates owning
                                   less than 51% of the voting Common Stock
                                   of the Company) or sale of substantially
                                   all of the Company's assets,  any holder
                                   of   Preferred  Stock  may  require  the
                                   Company to redeem all of the shares of Preferred Stock held by such holder at a price equal to the Purchase Price per share plus all Accrued Dividends thereon to the date of redemption.

          Transfer Rights:         Beginning  eighteen   months  after  the
                                   consummation of the Merger, any holder of the Preferred Stock may sell or transfer in whole or in part, any shares of Preferred Stock held by such holder subject to (i) the Company's consent, which shall not be unreasonably withheld and (ii) the Company's first right of refusal.

          Attendance Rights:       Following the  Merger, the Company  will
                                   permit a representative of the Purchaser to attend all meetings of the Company's
                                   Board of Directors or committees.

          Reimbursement
          of Expenses:             The  Purchaser shall  be  reimbursed for
                                   reasonable     out-of-pocket    expenses
                                   (including fees and disbursements for counsel) incurred in connection with the issuance of the Preferred Stock and the Warrants.

          Information
          Requirements:            The Company will provide the  Purchaser
                                   with: (i)  annual  financial statements
                                   audited by a nationally recognized "Big
                                   Six" independent accounting firm,  (ii)
                                   monthly internal financial  statements,
                                   (iii)  an  annual  budget for the  next
                                   fiscal  year prior  to the  end of  the
                                   previous fiscal year, and (iv) any other
                                   information  as reasonably  requested by
                                   such Purchaser.
          Representations
          and
          Warranties:              Those  customarily   found  in  purchase
                                   agreements  for  similar financings  and
                                   any   additional   representations   and
                                   warranties appropriate in the context of the proposed financing.

                                                                   Confidential
                                                              November 15, 1994

                                       Warrants


          Issuer:             Newco and, following  the Merger, Canoe  (the
                              "Company").

          Facility:           Warrants.

          Purchaser:               NationsBank Corporation  or an affiliate
                                   thereof ("NationsBank").

          Amount: In conjunction with the Cumulative Redeemable Payment-In-Kind (PIK) Preferred Stock (the "Preferred Stock"), detachable Warrants will be issued sufficient to provide the Purchaser with 5.1337% of the Common Stock of the Company on a fully-diluted basis (subject only to dilution by management options in an amount to be mutually agreed upon).

          Exercise Price:          Nominal.

          Exercise Period:         At any time.

          Maturity:           Ten years from the date of issuance.

          Put Provisions:          Subject to the terms of the Senior  Debt
                                   Facilities and the Preferred  Stock, the
                                   Purchaser shall  have the right  to sell
                                   all  or  part  of  the Warrants  to  the
                                   Company   at  a  cash  price  (the  "Put
                                   Price") as described below at any time after the earliest to occur of the following:

                              (i)  Six years after the closing date;

                              (ii) An event  which results in  Delcor, Inc.
                                   or  its affiliates owning  less than 51%
                                   of   the  voting  Common  Stock  of  the
                                   Company;

                              (iii) Any merger in which the Company is not the surviving corporation, or sale or other transfer of substantially all of the Company's assets;

                              (iv) Acceleration  of any  outstanding credit
                                   facility of the Company; and

                              (v) A qualified public equity offering by the Company;

                                                                 Confidential
                                                            November 15, 1994


                              provided, however, that if not exercised upon the occurrence of the event described in Section (v), the put right of the Purchaser shall terminate.

                              The Put Price shall be the fair market value as mutually agreed upon by the Company and the Purchaser. For the purposes of this paragraph, fair market value will not include any discount for minority interest or lack of liquidity. If the parties are not able to agree on a fair market value, they will agree to engage a mutually acceptable investment banker to determine the fair market value of the Warrants.

          Transfer Rights:    Beginning  eighteen months after consummation
                              of the Merger, any holder of the Warrants may
                              sell  or  transfer  in whole or in  part, any
                              Warrant shares held by such holder subject to
                              (i) the Company's consent, which shall not be
                              unreasonably withheld and (ii) the  Company's
                              first  right  of  refusal.  If  necessary  to
                              facilitate   the  sale  of the  Warrants, the
                              Company will amend its charter provisions to make the Warrants exercisable into voting
                              Common Stock of the Company. Any change in the Warrant shares from non-voting to voting will be subject to Federal Reserve guidelines.

          Call Provisions:    Subject  to  the  terms  of the  Senior  Debt
                              Facilities  and   the  Preferred   Stock  and
                              beginning seven years after the closing date, the Company shall have the right to purchase for cash all or part of the Warrants, on a pro-rata basis with all other Warrant holders, at a price equal to 100% of the Put Price determined at that time.

          Other Rights:       In addition to the above rights, the Warrants
                              will provide for:

                              (i)  Customary anti-dilution provisions;

                              (ii) Piggyback  rights for the Warrant shares
                                   on any public or private sale of the Company's equity securities;

                             (iii) Two demand  registration rights for the
                                   Warrant  shares  (taken  together  with
                                   Purchaser's demand registration rights
                                   for Non-Voting Common Stock) beginning
                                   January 1, 1999  or at any earlier time
                                   that the Put Provision is exercisable;
                                   and

                              (iv) 30 days' prior notice of the record date
                                   of  any  cash  dividend  on  the  Common
                                   Stock.

                                                                  Confidential
                                                             November 15, 1994

                               Non-Voting Common Stock



          Issuer:                  Newco and, following  the Merger, Canoe  (the
                                  "Company").

          Facility:                Non-Voting  Common   Stock  (the  "Non-Voting
                                   Common Stock").

          Purchase Price:          $34,147,456.50,   assuming   the  Merger
                                   Price Per Share shown below.

          Shares Issued:           784,999

          Merger Price Per Share:  $43.50 (the "Merger Price Per Share").

          Purchaser:               NationsBank Corporation  or an affiliate
                                   thereof ("NationsBank").

          Use of Proceeds:         To  facilitate  the consummation  of the
                                   Merger  as  described in  the Commitment
                                   Letter.

          Dividend Rights:         To  the extent cash  dividends on Common
                                   Stock are permitted  by the Senior  Debt
                                   Facilities and the Preferred Stock, each holder of voting Common Stock and Non-
                                   Voting Common Stock shall share ratably in any such dividends.

          Put Provisions:          Subject to  the terms of the Senior Debt
                                   Facilities and the Preferred Stock, the Purchaser shall have the right to sell all or part of the Non-Voting Common
                                   Stock  to the  Company at  a cash  price
                                   (the "Put Price") as described below at any time after the earliest to occur of the following:

                              (i)  Six years after the closing date;

                              (ii) An  event which results  in Delcor, Inc.
                                   or its affiliates ("Delcor") owning less than 51% of the voting Common Stock of the Company;

                              (iii) Any merger in which the Company is not the surviving corporation, or any sale or other transfer of substantially all of the Company's assets;

                              (iv) Acceleration  of any  outstanding credit
                                   facility of the Company; and

                                                                  Confidential
                                                             November 15, 1994


                              (v) A qualified public equity offering by the Company;

                              provided, however, that if not exercised upon the occurrence of the event described in Section (v), the put right of the Purchaser shall terminate.

                              The Put Price shall be the fair market value as mutually agreed upon by the Company and the Purchaser. For the purposes of this paragraph, fair market value will not include any discount for minority interest, lack of liquidity or lack of voting rights. If the parties are not able to agree on a fair market value, they will agree to engage a mutually acceptable investment banker to determine the fair market value of the Non-Voting Common Stock.

          Transfer Rights:    Beginning  eighteen months after consummation
                              of the Merger, any holder of  the  Non-Voting
                              Common Stock may sell or transfer, in whole or in part, any Non-Voting Common Stock held by such holder subject to (i) the Company's consent, which shall not be unreasonably withheld and (ii) the Company's first right of refusal. If necessary to facilitate the sale of the Non-Voting Common Stock, the Company will amend its charter provisions to make the Non-Voting Common Stock exchangeable into voting Common Stock of the Company. Any such right to have the Company's charter amended shall be subject to Federal Reserve guidelines.

          Call Provisions:    Subject  to  the  terms  of  the  Senior Debt
                              Facilities  and   the   Preferred  Stock  and
                              beginning   seven  years  after  the  closing
                              date,   the  Company  shall  have  the  right
                              to  purchase  for  cash  all  or  part of the
                              Non-Voting  Common   Stock,  on  a   pro-rata
                              basis  with  all   other  Non-Voting   Common
                              Stock holders, at a price equal to 100% of the Put Price determined at that time.

    Conditions Precedent:    The purchase of the Non-Voting Common Stock will
                             be  subject to the execution of  a  satisfactory
                             Non-Voting Common Stock Purchase  Agreement, and
                             any necessary related documents; as  well as the
                             satisfaction of conditions precedent as outlined
                             in the Senior Debt Facilities, which are  hereby
                             incorporated  by   reference,  and   any   other
                             conditions deemed appropriate by the Purchaser for similar financings and for this transaction in particular.

    Attendance Rights:       Following the  Merger,  and  provided  that  the
                             Preferred  Stock  has  been  redeemed  in  full,
                             the   Company   will  permit   a  representative

                                                             Confidential
                                                        November 15, 1994


                           of the Purchaser to attend all meetings of the Company's Board of Directors or committees.

    Other Rights:          In  addition to  the above  rights,  the Non-
                           Voting Common Stock will provide for:

                          (i)  Customary anti-dilution provisions;

                          (ii) Piggyback  rights  on   any  public   or
                               private sale of the Company's equity securities; and

                         (iii) Two  demand registration  rights  (taken
                               together   with    Purchaser's    demand
                               registration rights for Warrant  shares)
                               beginning  January  1,  1999  or at  any
                               earlier time that  the Put  Provision is
                               exercisable.
    Reimbursement
    of Expenses:               The  Purchaser  shall be  reimbursed for
                               reasonable     out-of-pocket    expenses
                               (including fees and disbursements for counsel) incurred in connection with the issuance of the Non-Voting Common Stock.

    Information
    Requirements:              The Company will provide the Purchaser with:
                               (i) annual financial statements audited by a
                               nationally recognized "Big Six"  independent
                               accounting   firm,  (ii)  monthly   internal
                               financial statements, (iii) an annual budget for the next fiscal year prior to the end of the previous fiscal year, and (iv) any other information as reasonably requested by such Purchaser.

    Representations
    and Warranties:            Those customarily found in purchase agreements
                               for similar financings and any additional representations and warranties appropriate in the context of the proposed financing.


                                   -17-
/TABLE